Exhibit 99.1

NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2009 THIRD QUARTER RESULTS
     CHICAGO, October 22 - GATX Corporation (NYSE:GMT) today reported 2009 third quarter net income of $19.6 million or $.42 per diluted share, compared to 2008 third quarter net income of $73.9 million or $1.46 per diluted share. Third quarter 2008 results include after-tax benefits of $24.4 million or $.48 per diluted share of income from the sale of real estate in Europe, a reversal of certain European environmental reserves, and unrealized gains related to certain interest rate swaps at GATX’s AAE Cargo affiliate (AAE).
     Net income for the first nine months of 2009 was $59.9 million or $1.24 per diluted share, compared to $165.9 million or $3.31 per diluted share in the prior year period. The 2009 year-to-date results include after-tax unrealized losses of $18.5 million or $.38 per diluted share related to the AAE interest rate swaps. The 2008 year-to-date results include $26.4 million or $.52 per diluted share in aggregate benefits from the reversal of an income tax accrual reported in the first quarter, income from the sale of real estate and the reversal of certain environmental reserves in Europe, and net unrealized gains from the AAE interest rate swaps.
     “Our markets remain extremely challenging and competitive,” said Brian A. Kenney, president and chief executive officer of GATX. “We maintained our rail fleet’s utilization at almost 96% in the third quarter. However, lease rates continued to decline. While we have shortened the term of lease renewals in 2009 in anticipation of an eventual market recovery, the current pressure on rates will have a dampening effect on lease income through 2010.
     “Charter rates at the marine joint ventures in Specialty remain well below rates in recent years, with little change between the second and third quarters of 2009. At American Steamship Company (ASC), vessel demand has moved up slightly as steel manufacturers recently restarted a small number of blast furnaces. However, ASC continues to operate in a difficult environment with dramatically lower demand for iron ore shipments than in previous years.
     “Investment volume was approximately $186 million in the third quarter. Asset prices have declined dramatically from 2007 peaks, a positive for companies like GATX with the capacity and interest in purchasing assets.”
     Mr. Kenney concluded, “We continue to expect 2009 full-year earnings to be in the range of $2.00 per diluted share, excluding the unrealized losses noted above. Despite the market conditions, GATX is well positioned to manage through this downturn and is focused on strengthening our position in the market while generating attractive long-term returns for our shareholders.”
RAIL
     Rail segment profit was $47.8 million in the third quarter of 2009, compared to third quarter 2008 segment profit of $106.3 million. The third quarter results for 2008 include $29.4 million of pre-tax benefits from the sale of real estate in Europe, a reversal of certain European environmental reserves, and unrealized gains related to certain interest rate swaps at AAE. Rail reported segment profit of $135.2 million year-to-date 2009, compared to $250.4 million in the same period 2008. The 2009 year-to-date results include pre-tax unrealized losses of $22.0 million related to the AAE interest rate swaps noted above. The 2008 year-to-date results include $23.9 million of pre-tax benefits from the sale of real estate in Europe, a reversal of certain European environmental reserves, and net unrealized gains from the AAE interest rate swaps. Scrap gains (included in “Other income”) at Rail were $6.2 million in year-to-date 2009 versus $25.9 million in 2008 reflecting a decline in scrap prices.
     At September 30, 2009, Rail’s North American fleet totaled approximately 111,000 cars. Fleet utilization was 95.9% compared to 96.0% at the end of the second quarter and 97.9% at year end. Renewal lease rates in the Lease Price Index (LPI) declined 8.5% over the expiring rate, compared to a 9.8% decline in the second quarter 2009 and a decline of 0.3% in the third quarter 2008. The average renewal term in the third quarter was 39 months, compared to 36 months in the second quarter 2009 and 57 months in the third quarter of 2008. Rail’s European wholly-owned tank car fleet totaled approximately 20,000 cars and utilization was 94.7%, compared to 95.6% at the end of the second quarter and 97.1% at year end.
     Additional current and historical fleet and operating data as well as macroeconomic data related to Rail’s business can be found on the last page of this press release.
SPECIALTY
     Specialty reported segment profit of $13.2 million in the third quarter of 2009 compared to $31.9 million in third quarter 2008. Year to date, Specialty reported segment profit of $43.5 million, compared to $92.4 million in the same period in 2008. The year-over-year decline in segment profit was primarily due to decreased remarketing income and lower share of affiliates’ earnings as the marine market remains soft compared to recent years and certain vessels were inactive for repairs.
     The Specialty portfolio currently consists of $676.9 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling $262.3 million.
AMERICAN STEAMSHIP COMPANY
     American Steamship Company (ASC) reported segment profit of $1.3 million in the third quarter 2009 compared to $13.9 million in the third quarter 2008. Segment profit year-to-date 2009 was $10.1 million, which included income of $5.6 million from receipt of a litigation settlement in the first quarter 2009. These results compare to segment profit of $19.8 million year-to-date 2008, which was negatively impacted by $2.9 million in the second quarter 2008 when ASC received an adverse ruling in a litigation matter. Steel mill capacity utilization is down dramatically from the prior year and ASC’s tonnage volumes have declined accordingly. Year-to-date 2009, ASC has carried 12.6 million net tons compared to 26.6 million net tons carried year-to-date 2008, with the most significant decline evident in iron ore shipments.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides leasing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.
TELECONFERENCE INFORMATION
     GATX Corporation will host a teleconference to discuss 2009 third quarter results. Teleconference details are as follows:
Thursday, October 22nd
11:00 A.M. Eastern Time
Domestic Dial-In: 1-888-378-4350
International Dial-In: 1-719-325-2383
Replay: 1-888-203-1112 or 1-719-457-0820/ Access Code: 2048724
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary asset segments; conditions in the capital markets; changes in GATX’s credit ratings and financing costs; regulatory rulings that may impact the economic value and operating costs of assets; costs associated with maintenance initiatives; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within

GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the opportunity for remarketing income; the outcome of pending or threatened litigation; and other factors. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:

GATX Corporation
Rhonda S. Johnson
312-621-6262
rhonda.johnson@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(10/22/09)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
Gross Income
Lease income	$223.0	$233.6	$678.9	$703.4
Marine operating revenue	36.3	98.4	75.7	200.7
Asset remarketing income	3.1	14.5	25.2	44.6
Other income	14.1	33.9	42.4	80.1

Revenues	276.5	380.4	822.2	1,028.8
Share of affiliates’ earnings	15.6	40.1	23.0	81.1

Total Gross Income	292.1	420.5	845.2	1,109.9

Ownership Costs
Depreciation	55.3	54.4	161.8	156.5
Interest expense, net	40.3	36.0	125.0	107.8
Operating lease expense	34.2	35.1	101.7	110.8

Total Ownership Costs	129.8	125.5	388.5	375.1

Other Costs and Expenses
Maintenance expense	65.8	65.4	195.3	193.9
Marine operating expense	25.8	73.6	51.0	153.5
Selling, general and administrative	35.0	48.1	102.1	129.1
Other	8.8	7.8	22.2	31.0

Total Other Costs and Expenses	135.4	194.9	370.6	507.5

Income before Income Taxes	26.9	100.1	86.1	227.3
Income Tax Provision	7.3	26.2	26.2	61.4

Net Income	$19.6	$73.9	$59.9	$165.9

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
Per Share Data

Basic	$0.43	$1.52	$1.28	$3.51

Average number of common shares	45.9	48.6	46.8	47.3

Diluted	$0.42	$1.46	$1.24	$3.31

Average number of common shares and common share equivalents	48.0	50.9	48.9	51.1

Dividends declared per common share	$0.28	$0.27	$0.84	$0.81

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	September 30	December 31
	2009	2008
Assets

Cash and Cash Equivalents	$83.6	$102.2
Restricted Cash	37.4	41.1

Receivables
Rent and other receivables	57.8	79.5
Finance leases	317.5	331.8
Loans	1.0	4.9
Less: allowance for possible losses	(12.1)	(18.6)

	364.2	397.6

Operating Lease Assets, Facilities and Other
Rail	5,378.1	5,232.3
Specialty	243.8	271.4
ASC	380.0	373.1
Less: allowance for depreciation	(1,974.2)	(1,955.2)

	4,027.7	3,921.6

Investments in Affiliated Companies	450.6	399.3
Goodwill	99.2	95.7
Other Assets	195.2	232.9

Total Assets	$5,257.9	$5,190.4

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$114.7	$146.6

Debt
Commercial paper and borrowings under bank credit facilities	83.9	125.1
Recourse	2,627.7	2,376.2
Nonrecourse	236.9	243.3
Capital lease obligations	56.1	64.7

	3,004.6	2,809.3

Deferred Income Taxes	728.2	710.9
Other Liabilities	298.2	399.1

Total Liabilities	4,145.7	4,065.9
Total Shareholders’ Equity	1,112.2	1,124.5

Total Liabilities and Shareholders’ Equity	$5,257.9	$5,190.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2009
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$208.8	$13.2	$1.0	$—	$223.0
Marine operating revenue	—	—	36.3	—	36.3
Asset remarketing income	0.2	2.9	—	—	3.1
Other income	13.6	0.3	—	0.2	14.1

Revenues	222.6	16.4	37.3	0.2	276.5
Share of affiliates’ earnings	3.6	12.0	—	—	15.6

Total Gross Income	226.2	28.4	37.3	0.2	292.1

Ownership Costs
Depreciation	47.4	4.7	3.2	—	55.3
Interest expense, net	30.6	6.9	2.2	0.6	40.3
Operating lease expense	34.0	0.2	—	—	34.2

Total Ownership Costs	112.0	11.8	5.4	0.6	129.8

Other Costs and Expenses
Maintenance expense	61.0	—	4.8	—	65.8
Marine operating expense	—	—	25.8	—	25.8
Other	5.4	3.4	—	—	8.8

Total Other Costs and Expenses	66.4	3.4	30.6	—	100.4

Segment Profit (Loss)	$47.8	$13.2	$1.3	$(0.4)	61.9

Selling, general and administrative					35.0

Income before Income Taxes					26.9
Income Tax Provision					7.3

Net Income					$19.6

Selected Data:

Investment Volume	$105.3	$78.3	$0.3	$2.2	$186.1

Asset Remarketing Income:
Disposition Gains on Owned Assets	0.2	1.8	—	—	2.0
Residual Sharing Income	—	1.1	—	—	1.1

Total Asset Remarketing Income	$0.2	$2.9	$—	$—	$3.1

Scrapping Gains (a)	$2.8	—	—	—	$2.8

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2008
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$218.5	$14.0	$1.1	$—	$233.6
Marine operating revenue	—	—	98.4	—	98.4
Asset remarketing income	8.5	6.0	—	—	14.5
Other income	35.9	1.6	—	(3.6)	33.9

Revenues	262.9	21.6	99.5	(3.6)	380.4
Share of affiliates’ earnings	14.2	25.9	—	—	40.1

Total Gross Income	277.1	47.5	99.5	(3.6)	420.5

Ownership Costs
Depreciation	45.9	4.2	4.3	—	54.4
Interest expense, net	28.4	4.9	2.4	0.3	36.0
Operating lease expense	34.7	0.4	—	—	35.1

Total Ownership Costs	109.0	9.5	6.7	0.3	125.5

Other Costs and Expenses
Maintenance expense	60.0	0.2	5.2	—	65.4
Marine operating expense	—	—	73.6	—	73.6
Other	1.8	5.9	0.1	—	7.8

Total Other Costs and Expenses	61.8	6.1	78.9	—	146.8

Segment Profit (Loss)	$106.3	$31.9	$13.9	$(3.9)	148.2

Selling, general and administrative					48.1

Income before Income Taxes					100.1
Income Tax Provision					26.2

Net Income					$73.9

Selected Data:

Investment Volume	$138.7	$89.0	$(1.4)	$1.9	$228.2

Asset Remarketing Income:
Disposition Gains on Owned Assets	8.4	—	—	—	8.4
Residual Sharing Income	0.1	6.0	—	—	6.1

Total Asset Remarketing Income	$8.5	$6.0	$—	$—	$14.5

Scrapping Gains (a)	$11.0	—	—	—	$11.0

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2009
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$634.3	$41.5	$3.1	$—	$678.9
Marine operating revenue	—	—	75.7	—	75.7
Asset remarketing income	11.4	13.8	—	—	25.2
Other income	39.7	1.7	—	1.0	42.4

Revenues	685.4	57.0	78.8	1.0	822.2
Share of affiliates’ earnings	(8.8)	31.8	—	—	23.0

Total Gross Income	676.6	88.8	78.8	1.0	845.2

Ownership Costs
Depreciation	141.0	14.5	6.3	—	161.8
Interest expense, net	95.7	19.5	6.8	3.0	125.0
Operating lease expense	100.9	1.0	—	(0.2)	101.7

Total Ownership Costs	337.6	35.0	13.1	2.8	388.5

Other Costs and Expenses
Maintenance expense	185.1	—	10.2	—	195.3
Marine operating expense	—	—	51.0	—	51.0
Other	18.7	10.3	(5.6)	(1.2)	22.2

Total Other Costs and Expenses	203.8	10.3	55.6	(1.2)	268.5

Segment Profit (Loss)	$135.2	$43.5	$10.1	$(0.6)	188.2

Selling, general and administrative					102.1

Income before Income Taxes					86.1
Income Tax Provision					26.2

Net Income					$59.9

Selected Data:

Investment Volume	$277.3	$85.9	$6.9	$6.4	$376.5

Asset Remarketing Income:
Disposition Gains on Owned Assets	7.3	3.2	—	—	10.5
Residual Sharing Income	4.1	10.6	—	—	14.7

Total Asset Remarketing Income	$11.4	$13.8	$—	$—	$25.2

Scrapping Gains (a)	$6.2	—	—	—	$6.2

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2008
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$658.5	$41.7	$3.2	$—	$703.4
Marine operating revenue	—	—	200.7	—	200.7
Asset remarketing income	21.7	22.9	—	—	44.6
Other income	78.8	4.5	—	(3.2)	80.1

Revenues	759.0	69.1	203.9	(3.2)	1,028.8
Share of affiliates’ earnings	19.1	62.0	—	—	81.1

Total Gross Income	778.1	131.1	203.9	(3.2)	1,109.9

Ownership Costs
Depreciation	135.7	12.2	8.6	—	156.5
Interest expense, net	84.8	13.0	7.3	2.7	107.8
Operating lease expense	109.7	1.3	—	(0.2)	110.8

Total Ownership Costs	330.2	26.5	15.9	2.5	375.1

Other Costs and Expenses
Maintenance expense	182.0	0.2	11.7	—	193.9
Marine operating expense	—	—	153.5	—	153.5
Other	15.5	12.0	3.0	0.5	31.0

Total Other Costs and Expenses	197.5	12.2	168.2	0.5	378.4

Segment Profit (Loss)	$250.4	$92.4	$19.8	$(6.2)	356.4

Selling, general and administrative					129.1

Income before Income Taxes					227.3
Income Tax Provision					61.4

Net Income					$165.9

Selected Data:

Investment Volume	$266.7	$158.6	$6.4	$13.1	$444.8

Asset Remarketing Income:
Disposition Gains on Owned Assets	20.5	8.7	—	—	29.2
Residual Sharing Income	1.2	14.2	—	—	15.4

Total Asset Remarketing Income	$21.7	$22.9	$—	$—	$44.6

Scrapping Gains (a)	$25.9	—	—	—	$25.9

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Leverage)

	9/30/2008	12/31/2008	3/31/2009	6/30/2009	9/30/2009
Assets by Segment (includes off-balance sheet assets)
Rail	$4,943.4	$5,098.9	$4,958.9	$5,035.4	$5,118.0
Specialty	653.8	644.5	614.8	611.2	676.7
ASC	296.0	275.0	266.7	280.0	262.1
Other	165.9	89.9	90.7	85.8	88.5

Total Assets, Excluding Cash	$6,059.1	$6,108.3	$5,931.1	$6,012.4	$6,145.3

Non-performing Investments	$19.4	$19.2	$19.0	$25.6	$18.4

Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	$112.8	$22.9	$66.0	$198.6	$0.3
On Balance Sheet Recourse Debt	2,299.4	2,376.2	2,363.1	2,321.8	2,627.7
On Balance Sheet Nonrecourse Debt	73.3	243.3	240.5	238.8	236.9
Off Balance Sheet Recourse Debt	834.0	845.8	779.9	784.0	801.7
Off Balance Sheet Nonrecourse Debt	218.2	215.4	212.5	209.6	206.7
Capital Lease Obligations	66.1	64.7	60.8	59.2	56.1

Total Borrowings, Net of Unrestricted Cash	$3,603.8	$3,768.3	$3,722.8	$3,812.0	$3,929.4

Total Recourse Debt (a)	$3,312.3	$3,309.6	$3,269.8	$3,363.6	$3,485.8
Shareholders’ Equity	$1,274.6	$1,124.5	$1,069.7	$1,069.8	$1,112.2
Recourse Leverage (b)	2.6	2.9	3.1	3.1	3.1

(a)	Total Recourse Debt = On Balance Sheet Recourse Debt + Off Balance Sheet Recourse Debt + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash

(b)	Recourse Leverage = Total Recourse Debt / Shareholders’ Equity

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	9/30/2008	12/31/2008	3/31/2009	6/30/2009	9/30/2009
North American Rail Statistics (wholly-owned fleet)
Lease Price Index (LPI) (a)
Average Renewal Lease Rate Change	-0.3%	3.3%	-5.5%	-9.8%	-8.5%
Average Renewal Term (months)	57	65	45	36	39

Fleet Rollforward
Beginning Balance	110,195	109,874	112,976	112,326	111,154
Cars Added	1,535	4,411	354	711	1,478
Cars Scrapped	(1,078)	(970)	(855)	(1,056)	(1,302)
Cars Sold	(778)	(339)	(149)	(827)	(124)
Ending Balance	109,874	112,976	112,326	111,154	111,206
Utilization	97.8%	97.9%	96.5%	96.0%	95.9%

GATX Rail Europe Statistics (wholly-owned fleet)
Fleet Rollforward
Beginning Balance	19,507	19,583	19,724	19,886	20,000
Cars Added	135	144	190	124	91
Cars Scrapped/Sold	(59)	(3)	(28)	(10)	(86)
Ending Balance	19,583	19,724	19,886	20,000	20,005
Utilization	97.6%	97.1%	96.5%	95.6%	94.7%

Rail Industry Statistics
Manufacturing Capacity Utilization Index (b)	74.5%	72.7%	69.3%	68.0%	70.5%
Year-over-year Change in U.S. Carloadings (total, excl. intermodal) (c)	-0.2%	-2.5%	-16.3%	-19.5%	-18.1%
Year-over-year Change in U.S. Carloadings (chemical) (c)	1.7%	-2.4%	-18.1%	-17.3%	-14.0%
Year-over-year Change in U.S. Carloadings (petroleum products) (c)	-3.2%	-6.2%	-11.9%	-14.8%	-13.4%
Production Backlog at Railcar Manufacturers (d)	52,154	31,921	26,171	21,558	n/a (e)

American Steamship Company (ASC) Statistics
Total Net Tons Carried (millions)	12.7	9.1	0.2	6.3	6.1

(a)	LPI is an internally generated business indicator that measures general lease pricing on renewals. The index reflects the weighted average lease rate for a selected group of railcar types that GATX believes to be representative of its overall North American fleet. The LPI measures the percentage change between the weighted average expiring lease rate and the weighted average renewal lease rate.

(b)	As reported and revised by the Federal Reserve

(c)	As reported by the Association of American Railroads (AAR)

(d)	As reported by the Railway Supply Institute (RSI)

(e)	n/a = not available; not published by the RSI as of the date of this release